UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2018

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 24, 2018, Voya Financial, Inc. (“the Company”) amended terms of its Second Amended and Restated Revolving Credit Agreement (the “Second Amended Credit Agreement”), dated as of May 6, 2016 (and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35897) filed on May 6, 2016), by entering into a Second Amendment to the Second Amended and Restated Revolving Credit Agreement (the “Second Amendment”) with the lenders thereunder.

As previously described in a Current Report on Form 8-K (File No. 001-35897) filed on December 21, 2017, the Company has entered into a Master Transaction Agreement to dispose substantially all of its variable annuity and fixed and fixed indexed annuity businesses and related businesses (the “Transaction”). The Company is entering into the Second Amendment as a result of a reduction in the Company’s shareholder’s equity caused by its entry into the Transaction.

Minimum net worth covenant

Pursuant to the Second Amendment, the Company will be required to maintain a minimum “net worth” (as defined the Second Amended Credit Agreement) as of each quarter end during the remaining term of the Second Amended Credit Agreement equal to the greater of (i) $6 billion or (ii) 75% of the Company’s actual net worth as of December 31, 2017 (as calculated in the manner set forth in the Second Amended Credit Agreement), which minimum net worth amount may increase upon any future equity issuances by the Company or if the Transaction does not close.

Availability

Under the terms of the Second Amendment, upon closing of the Transaction, the aggregate amount available for issuances of letters of credit will be reduced from $2.25 billion to $1.25 billion. The $750 million sublimit available for direct borrowings remains unchanged.

Incorporation by Reference

A copy of the Second Amendment is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amendment to Second Amended and Restated Revolving Credit Agreement dated as of January 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ Trevor Ogle
Name:	Trevor Ogle
Title:	Senior Vice President and Deputy General Counsel

Dated: January 30, 2018